For Immediate Release
Telephone: 609-561-9000
Investor Relations Contact: Stephen Clark x4260
Media Relations Contact: Joanne Brigandi x4240
August 27, 2004

                         SJI DECLARES QUARTERLY DIVIDEND

[Folsom, NJ] -- South Jersey Industries (NYSE:SJI) today declared its regular dividend of $0.405 for the third quarter of 2004. The dividend is payable October 4, 2004 to shareholders of record at the close of business September 10, 2004. This is SJI's 53rd consecutive year of paying dividends, reflecting the company's commitment to a consistent, sustainable dividend.

         South Jersey Industries (NYSE: SJI) is an energy services holding company for South Jersey Gas, South Jersey Energy, South Jersey Resources Group, LLC, Marina Energy LLC and South Jersey Energy Service Plus. Visit http://www.sjindustries.com for more information about SJI and its subsidiaries.

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